Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

IDAHO COPPER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)(3)		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(o)			$11,500,000	(2)	0.00013810	$1,588.15
Fees to Be Paid	Equity	Underwriter’s Warrants to purchase Common Stock								(4)
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share, underlying Underwriter’s Warrants	457(g)			$718,750	(5)	0.00013810	$99.25
Fees Previously Paid	Equity	Common Stock, $0.001 par value per share	457(o)			$5,750,000	(2)	0.00013810	$794.08
Fees Previously Paid	Equity	Common Stock, $0.001 par value per share, underlying Underwriter’s Warrants	457(g)			$359,375	(5)	0.00013810	$49.63
	Total Offering Amount					$18,328,125			$2,531.10
	Total Fees Previously Paid								$843.71
	Total Fee Offsets								$-
	Net Fee Due								$1,687.39

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes shares of common stock that may be issued upon exercise of an option granted to the underwriters to cover over-allotments, if any.

(3)	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants have an exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares underlying the Underwriter’s Warrants is equal to $1,078,125 (which is equal to 5% of the proposed maximum aggregate offering price for the shares of common stock of $17,250,000 multiplied by 125%).